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As filed with the Securities and Exchange Commission on June 25, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3296648 (I.R.S. Employer Identification No.)

3280 Bayshore Boulevard
Brisbane, CA 94005
(Address of Principal Executive Offices, including Zip Code)

Amended and Restated 2000 Non-Employee Directors' Stock Option Plan
Amended and Restated 2000 Equity Incentive Plan
(Full titles of the plans)

DANIEL G. WELCH
Chief Executive Officer and President
InterMune, Inc.
3280 Bayshore Boulevard
Brisbane, CA 94005
(415) 466-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

SUZANNE SAWOCHKA HOOPER, ESQ.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $.001 par value	1,250,000	$15.65	$19,562,500.00	$2,478.57

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of Registrant's outstanding Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market on June 23, 2004, in accordance with Rule 457(c) promulgated under the Securities Act. The following chart illustrates the calculation of the registration fee:

Title of securities to be registered	Number of shares	Offering price per share	Aggregate offering price
Common Stock, $.001 par value, reserved for future issuance under the Amended and Restated 2000 Non-Employee Directors' Stock Option Plan	250,000	$15.65	$3,912,500.00
Common Stock, $.001 par value, reserved for future issuance under the Amended and Restated 2000 Equity Incentive Plan	1,000,000	$15.65	$15,650,000.00
Proposed Maximum Aggregate Offering Price	—	—	$19,562,500.00
Registration Fee	—	—	$2,478.57

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference into this registration statement:

  (a)
  Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 12, 2004, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 14, 2004 on Form 10-K/A for the year ended December 31, 2003.

  (b)
  Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the SEC on May 10, 2004.

  (c)
  The information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2003 from Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2004.

  (d)
  Registrant's Current Report on Form 8-K filed with the SEC on February 11, 2004.

  (e)
  Registrant's Current Report on Form 8-K filed with the SEC on February 11, 2004.

  (f)
  Registrant's Current Report on Form 8-K filed with the SEC on April 29, 2004 (other than the information under Item 12 of the current report and Exhibit 99.2 of the current report).

  (g)
  The description of the registrant's Common Stock which is contained in the Registration Statement on Form 8-A filed with the SEC on March 6, 2000, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers.

        Under Section 145 of the Delaware General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Registrant's Bylaws require it to indemnify its directors and executive officers, and permit Registrant to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. The Bylaws also require the registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

        Registrant has entered into indemnity agreements with each of its directors and certain officers which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Specimen Common Stock Certificate.(1)
4.2	Amended and Restated Investor Rights Agreement, dated January 7, 2000, between Registrant and certain holders of the common stock.(1)
4.3	Indenture, dated as of July 5, 2001, between Registrant and The Bank of New York.(2)
4.4	Stockholder Rights Agreement, dated July 17, 2001, between Registrant and Mellon Investor Services LLC.(3)
4.5	Registrant's Certificate of Designation of Series A Junior Participating Preferred Stock.(3)
4.6	Indenture, dated as of February 17, 2004, between Registrant and The Bank of New York.(4)
4.7
Registration Rights Agreement, dated as of February 17, 2004, among Registrant, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Credit Suisse First Boston LLC, Harris Nesbitt Corp. and RBC Capital Markets Corporation.(4)
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages to this Registration Statement.
99.1	Amended and Restated 2000 Equity Incentive Plan.(5)
99.2	Amended and Restated 2000 Non-Employee Directors' Stock Option Plan.(5)

(1)
Filed as an exhibit to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2000 (File No. 333-96029) or amendments thereto and incorporated herein by reference.

(2)
Filed as an exhibit to the Registrant's Current Report on Form 8-K on July 10, 2001 and incorporated herein by reference.

(3)
Filed as an exhibit to the Registrant's Current Report on Form 8-K on July 18, 2001 and incorporated herein by reference.

(4)
Filed as an exhibit to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 2003 and incorporated herein by reference.

(5)
Filed as an appendix to the Registrant's Definitive Proxy Statement on Schedule 14A on April 19, 2004 and incorporated herein by reference.

Item 9. Undertakings.

1.
The undersigned registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

  (b)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on June 25, 2004.

INTERMUNE, INC.
By:	/s/ DANIEL G. WELCH Daniel G. Welch

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel G. Welch and Sharon Surrey-Barbari, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ DANIEL G. WELCH Daniel G. Welch	President, Chief Executive Officer and Director (principal executive officer)	June 25, 2004
By:	/s/ SHARON SURREY-BARBARI Sharon Surrey-Barbari	Chief Financial Officer and Senior Vice President of Finance and Administration (principal financial and accounting officer)	June 25, 2004
By:	/s/ WILLIAM A. HALTER William A. Halter	Director	June 25, 2004
By:	/s/ JAMES I. HEALY James I. Healy	Director	June 25, 2004
By:	/s/ THOMAS R. HODGSON Thomas R. Hodgson	Director	June 25, 2004
By:	/s/ JONATHAN S. LEFF Jonathan S. Leff	Director	June 25, 2004
By:	/s/ WILLIAM R. RINGO, JR. William R. Ringo, Jr.	Director	June 25, 2004
By:	/s/ MICHAEL L. SMITH Michael L. Smith	Director	June 25, 2004

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Common Stock Certificate.(1)
4.2	Amended and Restated Investor Rights Agreement, dated January 7, 2000, between Registrant and certain holders of the common stock.(1)
4.3	Indenture, dated as of July 5, 2001, between Registrant and The Bank of New York.(2)
4.4	Stockholder Rights Agreement, dated July 17, 2001, between Registrant and Mellon Investor Services LLC.(3)
4.5	Registrant's Certificate of Designation of Series A Junior Participating Preferred Stock.(3)
4.6	Indenture, dated as of February 17, 2004, between Registrant and The Bank of New York.(4)
4.7
Registration Rights Agreement, dated as of February 17, 2004, among Registrant, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Credit Suisse First Boston LLC, Harris Nesbitt Corp. and RBC Capital Markets Corporation.(4)
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages to this Registration Statement.
99.1	Amended and Restated 2000 Equity Incentive Plan.(5)
99.2	Amended and Restated 2000 Non-Employee Directors' Stock Option Plan.(5)

(1)
Filed as an exhibit to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2000 (File No. 333-96029) or amendments thereto and incorporated herein by reference.

(2)
Filed as an exhibit to the Registrant's Current Report on Form 8-K on July 10, 2001 and incorporated herein by reference.

(3)
Filed as an exhibit to the Registrant's Current Report on Form 8-K on July 18, 2001 and incorporated herein by reference.

(4)
Filed as an exhibit to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 2003 and incorporated herein by reference.

(5)
Filed as an appendix to the Registrant's Definitive Proxy Statement on Schedule 14A on April 19, 2004 and incorporated herein by reference.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX